EXHIBIT 23.1


                      [Melman, Alton & Co. Letterhead]


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Alamosa Holdings, Inc. of our report, dated March 29, 2000, except as to Notes 7 which is dated July 31, 2000 and October 31, 2000, relating to the consolidated financial statements of Roberts Wireless Communications, L.L.C. as December 31, 1999 and for the year then ended, included in the Alamosa Holdings, Inc. Proxy Statement Prospectus filed January 26, 2001.


/s/ Melman, Alton & Co.

MELMAN, ALTON & CO.

St. Louis, Missouri
March 1, 2001